EXHIBIT 5(a)(i)

                                   AMENDMENT

This is an amendment, made as of September 11, 1996, to that certain Investment Management Agreement Dated October 15, 1993 (the "Management Agreement") between Fred Alger Management, Inc. and the Alger Defined Contribution MidCap Growth Portfolio (the "Portfolio"), a portfolio of The Alger Defined Contribution Trust (the "Fund").

         WHEREAS, the name of the Portfolio has been changed to the "Alger MidCap Growth Retirement Portfolio" and the name of the Fund has been changed to "The Alger Retirement Fund"; and

         WHEREAS, the parties desire to amend the Management Agreement to reflect such change;

         NOW, THEREFORE, the parties agree as follows:

         The Management Agreement is hereby amended to reflect the change of name recited above by restating the first full paragraph thereof and the first sentence of the paragraph indicated by the caption "1. INVESTMENT DESCRIPTION:
APPOINTMENT" to read as follows:

                 The Alger Retirement Fund (the "Fund"), an unincorporated
              business trust organized under the laws of the Commonwealth of Massachusetts, hereby confirms its agreement with Fred Alger Management, Inc. ("Alger") as follows:

                 1. INVESTMENT DESCRIPTION: APPOINTMENT

                 The Fund desires to employ the capital of the Alger MidCap
              Growth Retirement Portfolio (the "Portfolio") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust and in its Prospectus and Statement of Additional Information, as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Fund.

         The parties acknowledge and agree that the foregoing amendment shall have no effect on any of the terms and conditions of the Management Agreement existing prior to the amendment, all of which shall remain in full force and effect as part of the Management Agreement as amended.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                    FRED ALGER MANAGEMENT, INC.

                                    By: /s/ Gregory S. Duch
                                       ---------------------------------


                                    ALGER MIDCAP GROWTH RETIREMENT PORTFOLIO

                                    By: /s/ Gregory S. Duch
                                       ---------------------------------